NEWS RELEASE	Contacts:
Lisa McCormick, Investor Relations
304.367.8697

Aly Goodwin Gregg, Media
304.285.0002

MVB Financial Corp. Reports Significant Increases

in Second Quarter and First Half 2013 Earnings

FAIRMONT, W.Va., (July 25, 2013) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF), and its subsidiary bank, MVB Bank, Inc., (MVB), today announced quarterly results for the period ending June 30, 2013. Second quarter 2013 net income of $1.48 million increased by 82 percent compared to the second quarter of 2012. For the first six months of 2013, net income was $2.67 million, a 59.2 percent increase compared to the first half of 2012.

The significant increases in MVB Financial’s 2013 second quarter and first half earnings are due primarily to the addition of Potomac Mortgage Group, Inc. (PMG) which became a subsidiary of MVB in December 2012.

The company’s net interest income for the second quarter of 2013 was $4.53 million, an increase of $355,000 or 8.5 percent from the same period in 2012. Net interest income grew mainly as a result of overall loan growth.

Interest expense of $1.2 million in the second quarter of 2013 remained comparable to the second quarter of 2012 despite the fact that average interest bearing liabilities increased by $137.8 million in the comparative quarters. Total interest income for the second quarter of 2013 was $5.7 million or an increase of 6.1 percent compared to the same period of 2012. Similarly, for the first half of 2013, total interest income of $11.5 million was 6.2 percent higher compared to the same period a year ago. Expenses grew during the first half of 2013 commensurate with overall growth, including funding and implementation of strategic initiatives and costs related to the acquisition of PMG.

“Results in the first half of 2013 reflect MVB Financial’s strong success in our growth initiatives, including the addition of PMG, which, on July 15, began doing business as MVB Mortgage,” said Larry F. Mazza, CEO of MVB Financial. “Our growth is leading to the diversification of revenue streams, such as MVB Insurance, along with solidifying our retail banking strength in both core and new markets,” added Mazza.

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‘Growth with Quality’ Continues

MVB’s overall loan growth for the first six-month period of 2013 increased by $50.8 million or 12 percent compared to the first six months of 2012, due largely to MVB’s continued growth in commercial lending. Total assets increased to $782 million or 33 percent over the same period in 2012, due largely as a result of the addition of PMG and MVB’s continued loan and investment growth.

Total deposits grew during the first half of this year to $531.3 million or a 16.1 percent increase compared to the first six months of 2012.

Stockholders’ equity increased by 66 percent compared to the first half of 2012 as a result of the $27 million capital raise that took place in late 2012 and was completed in early 2013, as well as from earnings during the past year. In June 2013, MVB Financial paid a semi-annual cash dividend of $.07 per share to shareholders.

During the second quarter, MVB Financial took steps to invest in the expansion of MVB Insurance with the addition of key management and resources aimed at becoming a leading provider of commercial property and casualty, employee benefits and professional liability insurance, which leverage the historic MVB Insurance practices focused on title insurance and person lines. In addition, MVB continues to be the leading bank in West Virginia regarding loans made through the Small Business Lending Fund (SBLF).

Bauer Financial, the nation’s leading bank rating and research firm, once again recognized MVB as among the financially strongest banks in the nation due to MVB’s low nonperforming loan ratio. Also, during the second quarter, MVB Bank hosted grand opening events for two branches in core West Virginia markets - a newly constructed branch in the Sabraton area of Morgantown and a newly renovated branch in Martinsburg, W.Va. In addition to targeted branch development, MVB continues to invest in electronic technologies, such as the MVB Mobile App, enabling clients to bank easily from smart phone devices.

Looking Ahead

Commenting on the outlook for MVB Financial, Mazza said, “There are more encouraging signs of a better economic outlook in our core markets and the U.S. Also, as a regional community bank we are closely watching policy changes by the Federal Reserve and any related impacts on community banks. Our ‘growth with quality’ strategy is strong and we are developing an appropriate infrastructure to manage it effectively. MVB Financial is well-positioned for continued growth and we are fully focused on enhancing long-term shareholder value in all our endeavors.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company.  MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB” or “MVB Bank”), Potomac Mortgage Group, Inc. (“PMG” or “MVB Mortgage”), and MVB Insurance, LLC (“MVB Insurance”).

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The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800.  For additional information regarding MVBF visit ir.mvbbanking.com.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (“MVB Financial” or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations and government policies affecting bank holding companies and their subsidiaries including changes in monetary policies may negatively impact the Company's operating results; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the Company; (xi) the risk that the benefits from the acquisition of Potomac Mortgage Group, LLC, now Potomac Mortgage Group, Inc. (“PMG” or “MVB Mortgage”) may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement and the degree of competition in the geographic and business areas in which MVB Bank, Inc. (“MVB” or “MVB Bank”) and MVB Mortgage operate; (xii) the reaction of the MVB Bank and MVB Mortgage customers, employees and counterparties to the acquisition and integration; (xiii) the integration of the operations of MVB Bank and MVB Mortgage may be more difficult, costly or time-consuming than expected; (xiv) the risk that the new investments to support the growth of MVB Insurance, LLC (“MVB Insurance”) may not be fully realized or may take longer than expected due to general economic and market conditions; (xv) diversion of management time on acquisition or diversified growth issues; and, (xvi) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

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